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[SUTHERLAND ASBILL & BRENNAN LLP]

                                                                   EXHIBIT 10(a)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 28 to Form N-4 (File No. 33-43773) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:     /s/ MARY E. THORNTON
                                            ------------------------------------
                                                      Mary E. Thornton

Washington, D.C.

April 26, 2005